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                                 EXHIBIT 21.1

                    SUBSIDIARIES OF CAPITAL AUTOMOTIVE REIT

CAPITAL AUTOMOTIVE L.P., a Delaware limited partnership, of which Capital
                  Automotive REIT is the sole General Partner